EXHIBIT 99.2

SUN REAL ESTATE PROPERTIES

COMBINED BALANCE SHEET (unaudited)
As of June 30, 2010
(in thousands)

Assets:
Real estate investments, net of accumulated depreciation of $84,096	$493,308
Restricted cash	1,060
Deferred financing costs	1,860
Total assets	$496,228
Liabilities:
Mortgage notes payable	$150,035
Accrued interest on mortgage notes	765
Deferred tax liabilities, net	50,264
Total liabilities	201,064
Sun Healthcare Group, Inc. Net Equity in Sun Real Estate Properties:	295,164
Total liabilities and Sun Healthcare Group, Inc. net equity in Sun real estate properties	$496,228

The accompanying notes are an integral part of this balance sheet.

NOTES TO SUN REAL ESTATE PROPERTIES
COMBINED BALANCE SHEET (unaudited)

(1) Description of Reporting Entity

Sun Healthcare Group, Inc. and its subsidiaries (“Sun”) provides nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Sun’s core business is providing, through its subsidiaries, inpatient services, primarily through 166 skilled nursing centers, 16 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers. As of June 30, 2010, Sun’s centers had 23,209 licensed beds located in 25 states, of which 22,427 were available for occupancy. Of the 202 centers operated by Sun’s subsidiaries as of June 30, 2010, 112 centers were leased and 90 centers were owned by Sun’s subsidiaries. Sun’s subsidiaries also provide rehabilitation therapy services to affiliated and non-affiliated centers and medical staffing and other ancillary services primarily to non-affiliated centers and other third parties.

Sabra Health Care REIT, Inc. (“Sabra”) was incorporated on May 10, 2010 as a wholly owned subsidiary of Sun.  Sabra’s primary business following the Separation and REIT Conversion (both as defined below) will consist of acquiring, financing and owning real estate property to be leased to third party tenants in the healthcare sector.

The board of directors of Sun approved a plan to restructure its business by separating its real estate assets and its operating assets into two separate publicly traded companies. This plan consists of the following key transactions:

•      reorganizing, through a series of internal corporate restructurings, such that:

o	substantially all of Sun’s owned real property and related mortgage indebtedness owed to third parties will be held by Sabra, or by one or more subsidiaries of Sabra; and

o
all of Sun’s operations and other assets and liabilities will be held by SHG Services, Inc. (to be renamed “Sun Healthcare Group, Inc.”), a Delaware corporation and a wholly owned subsidiary of Sun (“New Sun”), or by one or more subsidiaries of New Sun;

•
To govern their ongoing relationship, New Sun and Sabra will enter into certain agreements on or prior to the Separation. These agreements include: (i) a distribution agreement, providing for certain organizational matters, the mechanics related to the Separation and REIT Conversion as well as other ongoing obligations of New Sun and Sabra (the “Distribution Agreement”), (ii) multiple master lease agreements (the “Lease Agreements”), which will set forth the terms pursuant to which New Sun will lease from Sabra all of the real property that Sabra will own immediately following the restructuring of Sun’s business, (iii) an agreement relating to tax allocation matters, and (iv) an agreement pursuant to which New Sun may provide certain services to Sabra on a transitional basis;

•
Sun distributing to its stockholders on a pro rata basis all of the outstanding shares of common stock of New Sun, with cash paid in lieu of any fractional shares (also referred to as the “Separation”);

•
Sun distributing cash to its stockholders who hold shares of Sun common stock on the record date for the Separation, the actual amount of the cash distribution to be determined at the time of the Separation;

•
Sun merging with and into Sabra, with Sabra surviving the merger as a Maryland corporation and Sun stockholders receiving shares of Sabra common stock in exchange for their shares of Sun common stock, with cash paid in lieu of any fractional shares (also referred to as the “REIT Conversion Merger”);

•
Sabra qualifying and electing to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, which is currently expected to occur commencing with its taxable year beginning on January 1, 2011 (this election, together with the REIT Conversion Merger, is collectively referred to as the “REIT Conversion”).

NOTES TO SUN REAL ESTATE PROPERTIES
COMBINED BALANCE SHEET (unaudited)—(Continued)

The accompanying historical combined balance sheet reflects certain owned real estate consisting of 87 properties (the “Sun Real Estate Properties”) and related liabilities, including the related mortgage indebtedness of Sun to be owned by Sabra following the Separation and REIT Conversion.

(2) Basis of Presentation

The accompanying unaudited combined balance sheet of Sun Real Estate Properties reflects the assets and liabilities directly attributed to Sun’s real estate holdings to be owned by Sabra.  The unaudited balance sheet presented herein is combined on the basis of common control.  The unaudited combined balance sheet has been prepared in accordance with Sun's customary accounting practices and accounting principles generally accepted in the United States (“GAAP”).  In our opinion, the accompanying combined balance sheet is a fair statement of Sun Real Estate Properties' financial position at June 30, 2010.  This statement is unaudited, and certain information and footnote disclosures normally included in audited financial statements have been condensed or omitted, as permitted under the applicable rules and regulations of the Securities and Exchange Commission.  The accompanying unaudited combined balance sheet reflects all adjustments, consisting of only normal recurring items.  This financial statement should be read in conjunction with the audited combined balance sheet and notes thereto as of March 31, 2010, which are also included in this Form 8-K.

The preparation of the combined balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of significant contingent assets and liabilities at the date of the balance sheet. Significant estimates include determination of the real estate investments’ useful lives, deferred taxes and the realizability of long-lived assets. Actual results could differ from those estimates.

(3) Mortgage Notes Payable

Mortgage notes payable are collateralized by the carrying value of the real estate investment to which they relate and are due at various dates through 2037.  The balances consisted of the following as of June 30, 2010 (in thousands):

Mortgage notes payable due monthly, with interest from 8.0% to 9.4%	$27,217
Mortgage notes payable due monthly, with interest from 5.2% to 6.8%	98,508
Mortgage notes payable due monthly, with interest at 3.5%	23,643
Fair value premium related to acquisitions	667
Total mortgage notes payable	$150,035

The scheduled maturities of mortgage notes payable, excluding premiums of $0.7 million, as of June 30, 2010 were as follows (in thousands):

2010	$44,518
2011	1,979
2012	2,126
2013	31,847
2014	1,590
Thereafter	67,308
$149,368

NOTES TO SUN REAL ESTATE PROPERTIES
COMBINED BALANCE SHEET (unaudited)—(Continued)

(4) Litigation

It is expected that pursuant to the Distribution Agreement, any liability arising from or relating to legal proceedings involving Sun’s owned real property assets that will be owned by Sabra will be assumed by Sabra and that Sabra will indemnify New Sun against any losses it may incur arising out of or relating to such legal proceedings. While there are not currently any such actions and proceedings, there is no assurance that such actions or proceedings will not occur and that the ultimate outcome will not have a material adverse effect on Sabra’s business, financial position or results of operations.

In addition, pursuant to the Distribution Agreement, New Sun has agreed to indemnify Sabra for any liability arising from or relating to legal proceedings involving Sun’s healthcare business prior to the Separation, and, pursuant to the Lease Agreements, the tenants will agree to indemnify Sabra for any liability arising from operation at the real property leased from Sabra. The resolution of any such legal proceedings, either individually or in the aggregate, could have a material adverse effect on New Sun’s business, financial position or results of operations, which, in turn, could have a material adverse effect on Sabra’s business, financial position or results of operations if New Sun or its subsidiaries are unable to meet their indemnification obligations.